Exhibit 99.1

News Release

news release

FOR IMMEDIATE RELEASE	October 22, 2018

SYKES ENTERPRISES, INCORPORATED ACQUIRES PURE-PLAY & BEST-OF-

BREED RPA SERVICE PROVIDER SYMPHONY VENTURES LIMITED

-- Move accelerates leadership in Robotic Process Automation (RPA)

--Cash purchase price consideration of £52 million

--Transaction expected to be dilutive on a GAAP and neutral on a non-GAAP basis to 2018 diluted earnings per share

TAMPA, FL – October 22, 2018 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a leading provider of multichannel demand generation and global customer engagement services, announced today it has entered into a definitive agreement to acquire Symphony Ventures Limited, or “Symphony”, the leading global pure-play and best-of-breed provider of RPA services. Founded in 2014 and headquartered in London, UK, Symphony is a premier provider to blue chip clients, offering RPA consulting, implementation, hosting and managed services. Approximately 200 people strong, Symphony has one of the largest independent global teams of Intelligent Automation experts. With a proven track record of success in automating thousands of front, middle and back-office processes at marquee brands, Symphony serves numerous industries globally, including financial services, healthcare, business services, manufacturing, consumer products, communications, media and entertainment. Symphony holds partnerships with leading RPA software vendors, including Automation Anywhere, Blue Prism, NICE, Thoughtonomy, and UiPath and has grown roughly four-fold since fiscal year 2016.

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1 - 800 - TO - SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

The strategic rationale for the Symphony acquisition is compelling as it:

•  Definitively positions SYKES as an early mover and a clear leader amongst its peers in its ability to support clients’ RPA and IA initiatives globally across all facets of their business operations while enabling it to tap into an adjacent market estimated to be $8.1 billion growing at a roughly 30% compound annual growth rate;

•  Further enhances SYKES’ service portfolio and creates additional differentiation in its go-to-market strategy to penetrate new clients and verticals and increase wallet share within existing clients;

•  Enables SYKES to drive innovation in transaction workflow streams in order to enhance agent productivity and drive greater agent satisfaction given the current labor backdrop while helping to navigate long-term labor and demographic headwinds; and

•  Complements machine learning capabilities from XSELL Technologies that are tied to digital sales with Symphony’s capabilities tied to enhancing customer service thus optimizing the whole customer lifecycle journey and management.

President & Chief Executive Officer Chuck Sykes commented, “The acquisition of Symphony is another significant step in building our company’s capabilities to succeed as the digital revolution continues to transform our clients’ businesses, their customer service needs, and by extension, the customer support industry. Combining the power of RPA with human ingenuity enables us to help our clients modernize, optimize and integrate key components of their digital operations to significantly improve their business, as well as improve their customers’ lifecycle journey experience. The world of intelligent automation systems is approaching a tipping point, and we’re excited to be able to participate in this new technological advancement in a meaningful way. In that regard, I want to congratulate the Symphony team on their accomplishment of building a leading global brand in this new and exciting field and welcome them to the SYKES family.”

Under the terms of the acquisition agreement, the Company will pay a cash purchase price of approximately £52 million, or $69 million at pound-dollar exchange rate of £1-to-$1.32, for 100% ownership of Symphony Ventures Limited, which is expected to be funded through a combination of cash on hand and the Company’s credit facility. The purchase price is approximately 2.0x 2019 projected revenues. The transaction is subject to customary closing conditions and is expected to close on or about November 1, 2018. Symphony, through its innovative practices, has developed a well-recognized brand in the industry, which it is expected to retain post acquisition. The management team will remain in place after the transaction closes and will continue to oversee the day-to-day operations of the business.

Chief Executive Officer of Symphony Ventures Limited, David Poole, stated, “Symphony has rapidly grown over the past four years to become the digital operations partner of choice for numerous enterprise clients looking to implement RPA and IA solutions. This growth has been due to the efforts of our highly trained and experienced team that take a process first approach to digital transformation to ensure we deliver top notch quality each and every time. Both SYKES and Symphony are innovative pioneers dedicated to improving customer and client experience. By joining the SYKES family, Symphony will be able to realize the next chapter of our vision to orchestrate the world’s work and drive value for our clients and employees.”

Results International Group, LLP served as a sole financial advisor to Symphony Ventures Limited on the transaction. Symphony Ventures Limited was also advised by Acresis. Shumaker, Loop & Kendrick, LLP served as SYKES’ legal advisor, while Withers LLP served as Symphony Ventures Limited’s legal advisor. London headquartered Livingbridge, an investor in Symphony Ventures Limited, is a mid-market multi-sector-focused private equity firm.

Non-GAAP Financial Measures

Non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. The Company, however, uses non-GAAP measures as a way to assist readers in further understanding the Company’s results. The Company believes these non-GAAP financial measures are important indicators of performance as they are intrinsic to how management evaluates and rewards performance from its underlying operations. Constant currency organic revenue growth, which is a non-GAAP measure, for instance, facilitates comparability between time periods as this presentation allows the Company to isolate the effect of acquisition-related revenues and exchange rate differences by assuming a constant exchange rate between periods for translation. Similarly, amortization of intangible assets and depreciation of the step up in value of purchased tangible assets are excluded for purposes of calculating the non-GAAP financial measures – including but not limited to non-GAAP operating margins, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP income from operations – because the Company does not acquire businesses on a predictable cycle and the exclusion facilitates a more meaningful evaluation of current operating performance and comparison to operating performance in other periods as well as performance relative to its peers who are not acquisitive or as acquisitive. The Company also excludes the impact or any corresponding reversals of material restructurings approved by the appropriate level of management, gain or loss on sale of facilities, release of cumulative translation adjustment (CTA), lease obligations and facility exit costs, severance and related costs, non-cash impairment charges, merger and integration costs associated with an acquisition and accretion of interest on contingent consideration of an acquisition from non-GAAP Income (loss) from operations and non-GAAP net income because the amounts are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of current operating performance or comparison to operating performance in other periods. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

Sykes Enterprises, Incorporated (“SYKES” or “the Company”) is a leading provider of multi-channel demand generation and global customer engagement services. The Company provides differentiated full lifecycle customer-engagement solutions and services to Global 2000 companies and their end customers primarily in the technology, financial services, healthcare, communications and transportation & leisure industries. SYKES’ differentiated full lifecycle management services platform effectively engage customers at every touchpoint within the customer journey, including digital marketing and acquisition, sales expertise, customer service, technical support and retention. The Company serves its clients through two geographic operating regions: the Americas (United States, Canada, Latin America, South Asia and Asia Pacific) and EMEA (Europe, the Middle East and Africa). Its Americas and EMEA regions primarily provide customer-engagement solutions and services with an emphasis on inbound multichannel demand generation, customer service and technical support to its clients’ customers. These services are delivered through multiple communication channels including phone, email, social media, text messaging, chat and digital self-service. The Company also provides various enterprise support services in the United States that include services for our clients’ internal support operations, from technical staffing services to outsourced corporate help desk services. In Europe, the Company provides fulfillment services, which includes order processing, payment processing, inventory control, product delivery and product returns handling. Its complete service offering helps its clients acquire, retain and increase the lifetime value of their customer relationships. The Company has developed an extensive global reach with customer engagement centers across six continents, including North America, South America, Europe, Asia, Australia and Africa. It delivers cost-effective solutions that generate demand, enhance the customer service experience, promote stronger brand loyalty, and bring about high levels of performance and profitability. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of its future business outlook, prospects or financial results. Statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions are intended to identify such forward-looking statements. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability of maintaining margins, (iv) SYKES’ ability to continue the growth of its support service revenues, (v) currency fluctuations, (vi) the timing of significant orders for SYKES’ products and services, (vii) loss or addition of significant clients, (viii) the early termination of contracts by clients, (ix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (x) construction delays of new or expansion of existing customer support centers, (xi) difficulties or delays in implementing SYKES’ bundled service offerings, (xii) failure to achieve sales, marketing and other objectives, (xiii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiv) changes in applicable accounting principles or interpretations of such principles, (xv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xvi) rapid technological change, (xvii) political and country-specific risks inherent in conducting business abroad, (xviii) SYKES’ ability to attract and retain key management personnel, (xix) SYKES’ ability to further penetrate into vertically integrated markets, (xx) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xxi) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxii) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxiii) SYKES’ dependence on trends toward outsourcing, (xxiv) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxv) the existence of substantial competition, (xxvi) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvii) risks related to the integration of the businesses of SYKES, Qelp, Clearlink and Symphony, (xxviii) the ability to execute on initiatives to address inefficiencies around recruitment and retention in the U.S. and rationalize underutilized capacity methodically and (xxix) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

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